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                                                                    EXHIBIT 10.8


                             VEHICLE LEASE CONTRACT

Lessor  :    Mr. Wei-Jun Fan

Address :    Room 1101, Yin Xing House, Ju Bao Garden, Liantang District,
             Shenzhen Municipality, the People's Republic of China.

Lessee  :    Supply Chain Services Limited

Address :    8/F, Guangdong Textile Centre, 22 Minden Avenue, Tsimshatsui,
             Kowloon, Hong Kong

     1. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the vehicle descibred on Appendix I & Appendix II attached hereto (the "Vehicle") for Lessor's use.

     2. Lessor shall lease the Vehicle to Lessee for a term of three (3) years commencing on January 1, 2001 and expiring on December 31, 2003, both days inclusive (the "Term").

     3. Lessee agrees to pay to Lessor a monthly rent of RMB8,000.00 (the "Rent"), which shall be paid in arrear by Lessee to Lessor on the 5th of each calendar month.

     4. Lessee shall pay to Lessor a deposit (the "Deposit") of RMB8,300.00 for the due and punctual performance of Lessee's obligations hereunder upon the execution of this Contract.

     5. It is intended and agreed that Lessor shall pay all the costs in connection with the repaid, maintenance, insurance, government licenses and mortgage of the Vehicle while Lessee shall pay all the expenses in connection with the use and operation of the Vehicle during the Term set forth in this Contract.

     6. If in the course of Lessee's use of the Vehicle, the Vehicle is damaged or in a state which impedes the safe and normal use thereof, Lessee shall promptly notify Lessor and Lessor shall take effective measures.

     7. Lessee shall indemnify and reimburse Lessor for any damage to the Vehicle where the Vehicle is damaged through the negligent or willful conduct of Lessee or any employees or invitees of Lessee.

     8. Lessee warrants that the designated operator of the Vehicle shall conform to all applicable laws, rules and government regulations in connection with the use and operation of the Vehicle.

     9. Lessor shall be entitled to terminate this Contract upon the occurrence of any of the events set forth below:

          (a)  Lessee fails to pay rent for more than two (2) months;

          (b) Lessee fails to keep and maintain the Vehicle in good and efficient condition, causing frequent and serious damage to the Vehicle;
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          (c)  Lessee becomes insolvent or bankrupt, or is the subject of proceedings for liquidation or dissolution, or cases to carry on business; or

          (d) Lessee shall fail to comply with any term, provision or covenant of this Contract and shall not cure such failure within thirty
               (30) days after written notice thereof has been served by Lessor upon Lessee.

     10. Lessee shall be entitled to terminate this Contract upon the occurrence of any of the events set forth below:

          (a) Lessor is in breach of Clause 5 of this Contract and thereby rendering it unable for Lessee to continue to use the Vehicle;

          (b) Lessor is in breach of Clause 6 of this Contract and fails to perform its repair obligation or to pay for the repair and thereby rendering it unable for Lessee to continue to use the Vehicle.

     11. This Contract may be terminated by either party upon giving sixty (60) days written notice to the other party. Without prejudice to such termination, each party agrees to fulfill all obligations which accrued there under, prior to the time such termination becomes effective.

     12. Each party shall indemnify and hold the other party harmless against actual loss as a result of its failure to perform its obligations under this Contract.

     13. This Contract constitutes the entire agreement between the parties and supersedes any other agreements or understandings, whether written or oral, between the parties.

     14. All notices required by this Contract shall be in writing and sent by registered mail, postage prepaid and addressed to:

Lessor  :    Mr. Wei-Jun Fan
             Room 1101, Ying Xing House
             Ju Bao Garden
             Liantang District
             Shengzhen Municipality
             People's Republic of China

Lessee  :    Supply Chain Service Limtied
             8/F, Guangdong Textile Centre
             22 Minden Avenue
             Tsimshatsui
             Kowloon
             Hong Kong

     15. In the event of a dispute between Lessor and Lessee or either party failing to comply with any provision of this Contract, the parties shall resolve any such disputes or non-compliance through friendly consultation immediately after one party has delivered to the other party a request for such consultation. In the event the parties are unable to resolve the dispute within thirty (30) days of initiation of the friendly consultation, the parties shall bring a lawsuit to a People's Court.
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     16.  The Chinese text (if any) of this Contract shall be the primary text of this Contract, the English text is a duplicate. In the event of a conflict between the Chinese text and the English text of this Contract, the Chinese text of this Contract shall, as between the parties hereto, prevail over the English text in the interpretation of this Contract.

     17. This Contract shall be governed by and construed in accordance with the laws and regulations of the People's Republic of China.

     18. This Contract shall be executed in two counterparts. Lessor and Lessee shall each hold one (1) copy.

     19.  This Contract shall become effective from the date of its signing.



Lessor: Mr. Wei-Jun Fan                              )
                                                     )
Identity Number:  441425721119141                    )      /s/ Wei-Jun Fan
                                                     )  ------------------------


Lessee: Supply Chain Services Limited                )
                                                     )
Legal Representative: Mr. Thomas Y.C. Chu            )
                                                     )
Contract Telephone Number: 852-23668312              )    /s/ Thomas Y.C. Chu
                                                     )  ------------------------


Witnesses: /s/ Pauline Chu
           ---------------

Date: December 15, 2000

                                   APPENDIX I


                                     VEHICLE

Vehicle Plate Number: B-K 9874

Vehicle Model: Freeca AT

Vehicle Origin: Fujian Province, the People's Republic of China

Vehicle Value: RMB214,000.00